EX-28.g.1.e

AMENDMENT TO THE GLOBAL CUSTODY AGREEMENT

This Amendment (the “Amendment”) to the Global Custody Agreement dated April 4, 2003, as amended (the “Agreement”), by and between JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as successor-in-interest to a previous J.P. Morgan entity, and NATIONWIDE MUTUAL FUNDS (the “Customer”), as successor-in-interest to Gartmore Mutual Funds, and on behalf of each Fund on the Fund List (each a “Fund”), is entered into and made effective as of August 31, 2022 (the “Effective Date”) by J.P. Morgan and the Customer on behalf of each Fund.

W I T N E S S E T H:

WHEREAS, the parties entered into the Agreement pursuant to which J.P. Morgan was appointed to provide custodial and other services; and

WHEREAS, J.P. Morgan and Customer wish to revise and update the list of Funds of the Customer that are receiving services pursuant to the Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, J.P. Morgan and Customer on behalf of each Fund hereby agree as follows:

1.	Amendments. The Agreement shall be amended as follows:

a.
The Agreement is amended to incorporate the Fund List, which is attached to this Amendment, and any reference to the Fund List in the Agreement shall mean the Fund List as attached to this Amendment, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Agreement.

b.	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.
Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be on the date of this Amendment.

c.
This Amendment will be governed by and construed in accordance with the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

d.
This Amendment and the Agreement, and any documents referred to in each of them, constitute the complete understanding and agreement of the parties with respect to the subject matter hereof and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such matter.  If any of the provisions of this Amendment are inconsistent, or in conflict, with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties.

e.
This Amendment may be executed in counterparts, which together shall constitute one and the same instrument.  Each party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

[ Signature page follows ]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives, effective as of the Effective Date.

NATIONWIDE MUTUAL FUNDS, on behalf of each Fund in the Funds List	JPMORGAN CHASE BANK, N.A.

By: __/s/ Lee Cummings_______________	By: _/s/ Tyler Kimble_______________
Name: Lee T. Cummings	Name: Tyler Kimble
Title: SVP	Title: Vice President

FUND LIST
to
Global Custody Agreement, dated April 4, 2003

Fund Name

Nationwide Amundi Global High Yield Fund
Nationwide Amundi Strategic Income Fund
Nationwide Bailard Cognitive Value Fund
Nationwide Bailard International Equities Fund
Nationwide Bailard Technology & Science Fund
Nationwide Bond Fund
Nationwide Bond Index Fund
Nationwide BNY Mellon Core Plus Bond ESG Fund (f/k/a Nationwide Core Plus Bond Fund)
Nationwide Destination Retirement Fund
Nationwide Destination 2025 Fund
Nationwide Destination 2030 Fund
Nationwide Destination 2035 Fund
Nationwide Destination 2040 Fund
Nationwide Destination 2045 Fund
Nationwide Destination 2050 Fund
Nationwide Destination 2055 Fund
Nationwide Destination 2060 Fund
Nationwide Destination 2065 Fund
Nationwide Emerging Markets Debt Fund
Nationwide Fund
Nationwide Geneva Mid Cap Growth Fund
Nationwide Geneva Small Cap Growth Fund
Nationwide Global Sustainable Equity Fund
Nationwide Government Money Market Fund
Nationwide BNY Mellon Dynamic U.S. Core Fund (f/k/a Nationwide Mellon Dynamic U.S. Core Fund)
Nationwide Inflation-Protected Securities Fund
Nationwide International Index Fund
Nationwide International Small Cap Fund
Nationwide Investor Destinations Aggressive Fund
Nationwide Investor Destinations Conservative Fund
Nationwide Investor Destinations Moderate Fund
Nationwide Investor Destinations Moderately Aggressive Fund
Nationwide Investor Destinations Moderately Conservative Fund
Nationwide Diamond Hill Large Cap Concentrated Fund
Nationwide Loomis All Cap Growth Fund
Nationwide Loomis Core Bond Fund
Nationwide Loomis Short Term Bond Fund
Nationwide Mid Cap Market Index Fund
Nationwide Multi-Cap Portfolio
Nationwide S&P 500 Index Fund
Nationwide Small Cap Index Fund
Nationwide Small Company Growth Fund

Nationwide U.S. Small Cap Value Fund
Nationwide WCM Focused Small Cap Fund
Nationwide NYSE Arca Tech 100 Index Fund
Nationwide Janus Henderson Overseas Fund (f/k/a Nationwide AllianzGI International Growth Fund)
Nationwide BNY Mellon Disciplined Value Fund (f/k/a Nationwide Mellon Disciplined Value Fund)
Nationwide GQG US Quality Equity Fund
Nationwide Bond Portfolio
Nationwide U.S. 130/30 Equity Portfolio